                                                                    EXHIBIT 20.2

                      FIRST UNION MASTER CREDIT CARD TRUST
                             TRUST & SERIES SUMMARY

                                     AUG-99

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TOTAL TRUST                                    MARCH-99                APRIL-99                     MAY-99
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   TOTAL ENDING BALANCE                2,040,450,131            2,044,381,980             2,036,087,213
     ENDING PRINCIPAL BALANCE          1,970,193,055            1,973,090,573             1,963,822,921
     ENDING NON-PRINCIPAL BALANCE         70,257,076               71,291,407                72,264,292

     YIELD                                41,748,720   25.23%      35,887,835   21.86%       35,696,867   21.71%

     CHARGE-OFFS                          (8,056,359)  -4.87%      (7,752,758)  -4.72%       (8,306,577)  -5.05%

     NET YIELD: (YIELD - C/O)             33,692,361   20.36%      28,135,077   17.14%       27,390,290   16.66%

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SERIES 1996-1                                  MARCH-99                 APRIL-99                    MAY-99
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   MONTH-END INVESOR BALANCE           1,115,151,821            1,115,151,821             1,115,151,821
   INVESTOR PERCENTAGE                        56.16%                   56.60%                    56.52%
                                                      -------                  -------                   -------
   3-MONTH AVG. EXCESS SERVICING                       10.88%                   11.15%                    10.80%
                                                      -------                  -------                   -------

   YIELD                                  23,445,322   25.23%      20,312,925   21.86%       20,175,164   21.71%

     CHARGE-OFFS                          (4,524,305)  -4.87%      (4,388,150)  -4.72%       (4,694,736)  -5.05%
     CERTIFICATE INTEREST                 (4,947,186)  -5.32%      (5,094,382)  -5.48%       (4,595,448)  -4.95%
     SERVICING FEE                        (1,858,586)  -2.00%      (1,858,586)  -2.00%       (1,858,586)  -2.00%

   EXCESS SERVICING                       12,115,425   13.04%       8,971,807    9.66%        9,026,394    9.71%

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TOTAL TRUST                                      JUN-99                    JUL-99                   AUG-99
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   TOTAL ENDING BALANCE                2,050,224,358             2,051,458,697            2,033,846,046
     ENDING PRINCIPAL BALANCE          1,978,731,197             1,977,731,155            1,961,555,169
     ENDING NON-PRINCIPAL BALANCE         71,493,160                73,727,542               72,290,877

     YIELD                                38,630,890   23.61%       34,950,879   21.20%      40,239,315   24.42%

     CHARGE-OFFS                          (7,558,656)  -4.62%       (7,324,422)  -4.44%      (7,630,109)  -4.63%

     NET YIELD: (YIELD - C/O)             31,072,234   18.99%       27,626,456   16.75%      32,609,206   19.79%

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SERIES 1996-1                                    JUN-99                    JUL-99                   AUG-99
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   MONTH-END INVESOR BALANCE           1,115,151,821             1,115,151,821            1,115,151,821
   INVESTOR PERCENTAGE                        56.78%                    56.36%                   56.39%
                                                      -------                   -------                  -------
   3-MONTH AVG. EXCESS SERVICING                       10.39%                    10.17%                   11.03%
                                                      -------                   -------                  -------

   YIELD                                  21,936,452   23.61%       19,697,236   21.20%      22,689,103   24.42%

     CHARGE-OFFS                          (4,292,163)  -4.62%       -4,127,818   -4.44%      (4,302,268)  -4.63%
     CERTIFICATE INTEREST                 (4,832,902)  -5.20%       -5,345,910   -5.75%      (5,094,266)  -5.48%
     SERVICING FEE                        (1,858,586)  -2.00%       -1,858,586   -2.00%      (1,858,586)  -2.00%

   EXCESS SERVICING                       10,952,800   11.79%        8,364,921    9.00%      11,433,982   12.30%

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